Exhibit 10.25

APPLIX, INC.

STOCK OPTION AGREEMENT GRANTED UNDER THE 2003 DIRECTOR EQUITY PLAN

1. Grant of Option. Applix, Inc., a Massachusetts corporation (the “Company”), hereby grants to «Name» (the “Optionee”), as of «Date_of_Grant» (the “Grant Date”), an option, pursuant to the Company’s 2003 Director Equity Plan (the “Plan”), to purchase an aggregate of «Option_Grant» shares of Common Stock (“Common Stock”) of the Company at a $«Strike_Price» per share, purchasable as set forth in, and subject to the terms and conditions of, this option and the Plan.

2. Non-Statutory Stock Option. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Exercise of Option and Provisions for Termination.

     (a) Exercise Period.

          (i) General. These options shall become exercisable «Exercise» provided that the optionee continues to serve as a director on such date.

          (ii) Acceleration Upon Change in Control. Notwithstanding the foregoing, this option shall immediately become exercisable in full in the event a Change in Control (as defined in Section 10 of the Plan) of the Company occurs.

          (iii) Termination. This option shall terminate, and may no longer be exercised, on the earlier of the (i) the date seven years after the Grant Date or (ii) the date 90 days after the Optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

     (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Treasurer of the Company specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than 500 whole shares.

     (c) Exercise by Representative Following Death of Director. The Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the Optionee’s death, shall acquire the right to exercise all or a portion of this option. If the person or persons so designated wish to exercise any portion of this option, they must do so within the term of this option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

4. Payment of Purchase Price. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of (i) payment by certified or bank check of the full consideration for the shares as to which it is exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

5. Delivery of Shares; Compliance With Securities Law, Etc.

     (a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

     (b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure, or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors.

6. Non-transferability of Option. This option is personal and may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and this option shall be exercised during the lifetime of the Optionee only by the Optionee or by his or her legal representative. No rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. Limitation of Rights.

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of this option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee as a director for any period of time.

     (b) No Stockholders’ Rights for Options. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock covered by this option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9 of the Plan) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, and (ii) the Optionee exercises this option between the close of business on such record date and the close of business on such distribution date, then the Optionee shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

8. Adjustment Provisions for Mergers, Recapitalizations and Related Transactions. If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Optionee shall, with respect to any unexercised portion of this option, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9 of the Plan.

9. Withholding Taxes. The Company’s obligation to deliver shares of Common Stock upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local tax withholding requirements.

10. Miscellaneous.

     (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

     (b) All notices under this option shall be mailed or delivered by hand to the Company, at its headquarters, or to the Optionee, at the address set forth below, as appropriate, or at such other address as may be designated in writing by either of the parties to one another.

     (c) This option and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

APPLIX, INC.

Date Vesting Starts: «Date_of_Grant»

By:

David Mahoney
President and CEO

OPTIONEE’S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2003 Director Equity Plan.

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